UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  February 12, 2010

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)
On February 12, 2010, the Board of Directors (Board) of FPL Group, Inc. (FPL Group or the Company) adopted amendments (the Amendments) to FPL Group’s Amended and Restated Bylaws (the Bylaws), effective on the adoption date.

The Bylaws as amended by the Amendments provide that in general, if a quorum exists at a meeting of shareholders, unless a greater or different vote is required by the Florida Business Corporation Act, the Company’s Amended and Restated Articles of Incorporation (the Charter), the Bylaws, or by action of the Board:

(a)	on all matters other than the election of directors, action on such matter will be approved if the votes cast favoring the action exceed the votes cast opposing the action;
(b)
in a contested director election, which is an election in which the number of persons considered for election to the Board exceeds the total number of directors to be elected, a nominee for director will be elected by a plurality of the votes cast (a Contested Director Election Plurality Vote); and

(c)
in an uncontested director election, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election (a Director Majority Vote).

Prior to the Amendments, the Bylaws provided that, if a quorum exists at a meeting of shareholders, action on all matters, including the election of directors, would be approved if the matter received the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on the matter, unless by law a greater vote was required or permitted by action of the Board, or a greater or different vote was required by the Charter or the Bylaws.

The Board adopted a director resignation policy in 2007 which, among other things, required an incumbent director who did not receive in a contested director election the majority vote then required under the Bylaws to offer to resign if he or she would not have been elected if a plurality vote had been required.  Upon adoption of the Amendments, the Board amended the director resignation policy to remove that provision.

The amended Bylaw provision with respect to the votes required on all matters other than the election of directors conforms to Florida Statutes section 607.0725, which generally provides that, if a quorum exists at a meeting of shareholders, action on a matter will be approved if the votes cast favoring the action exceed the votes cast opposing the action. The amended Bylaw provision relating to director elections, which requires a Director Majority Vote other than in a contested director election, is permitted but not required pursuant to a recent change to Florida Statutes section 607.0728, under which the general vote requirement in director elections is a plurality vote.  Another recent change to this statute allowed the Company to add the provision for a Contested Director Election Plurality Vote to its Bylaws.

In addition to the foregoing Amendments, the Board approved the addition of a provision to the Bylaws to clarify that, for purposes of determining whether a quorum is present at a meeting of shareholders, (1) shares entitled to vote on any item of business presented for action by shareholders at a meeting, present in person or represented by proxy, are counted for purposes of establishing a quorum for the transaction of all business at the meeting, and (2) broker non-votes, if any, with respect to any item of business will not count as shares entitled to vote on that item of business.

The Amendments do not affect other voting provisions in the Charter or Bylaws.

The foregoing description of the Amendments is qualified in all respects by reference to the text of the Amendments, a copy of which is filed as Exhibit 3 to this report and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3	Amendments to the FPL Group, Inc. Bylaws dated February 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  February 19, 2010

CHARLES E. SIEVING
Charles E. Sieving
Executive Vice President & General Counsel of FPL Group, Inc.